SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): August 17, 2001



                             R&B FALCON CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                   1-13729                 76-0544217

(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)




                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

     ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 17 and 19, 2001, R&B Falcon Corporation ("R&B Falcon") and one of its subsidiaries sold in separate transactions the following nine drilling units (the "Drilling Units") to Transocean Offshore International Ventures Limited
(the "Buyer"): the Jack Bates, the Deepwater Millenium, the Deepwater Expedition, the Peregrine I, the Deepwater Horizon, the C. Kirk Rhein, the Falcon 100, the Deepwater Navigator and the Deepwater Discovery. Both R&B
Falcon and the Buyer are wholly owned direct or indirect subsidiaries of Transocean Sedco Forex Inc. ("TSF"). The Buyer is not a direct or indirect subsidiary of R&B Falcon. Each of the directors and officers of R&B Falcon are officers of TSF.

     In consideration of the sales of the Drilling Units, an aggregate of $1,190 million of debt owed by R&B Falcon to TSF was either cancelled or transferred to a subsidiary of R&B Falcon and the Buyer delivered promissory notes bearing interest at 5.72% per annum and due August 17, 2011 in the aggregate amount of $425 million. The amount of the consideration was determined based on an appraisal of each of the Drilling Units provided by an independent rig broker. At the time of the sales, each of the Drilling Units was being utilized in connection with a drilling contract between a subsidiary of R&B Falcon and a customer. These contracts were not transferred, and R&B Falcon or its subsidiaries have secured the use of the Drilling Units for the purpose of performing these contracts through charters or other arrangements.

     ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (b)  PRO  FORM  FINANCIAL  INFORMATION

     The pro forma financial information required by Item 7(b) of Form 8-K is as set forth below:

BUSINESS COMBINATION

     On August 19, 2000, R&B Falcon entered into an Agreement and Plan of merger with TSF, a Cayman Islands company, whereby each share of R&B Falcon's common stock would convert into 0.5 ordinary shares of TSF (the "merger"). The common shareholders of R&B Falcon approved the merger at a special meeting on December 12, 2000. On January 31, 2001, the merger was completed and R&B Falcon became an indirect wholly owned subsidiary of TSF. In connection with the merger, TSF also assumed warrants and options exercisable for R&B Falcon common stock prior to the merger. Such warrants and options are exercisable for approximately 13.2 million TSF ordinary shares. The merger was accounted for as a purchase with TSF as the accounting acquiror. Accordingly, the purchase price was allocated to the assets and liabilities of R&B Falcon based on their estimated fair values as of January 31, 2001 with the excess accounted for as goodwill. The purchase price adjustments were "pushed down" to the consolidated financial statements of R&B Falcon.

     In January 2001, in connection with the merger, R&B Falcon recorded expense of approximately $58.0 million including: 1) payment of an investment advisory fee of $19.6 million to Morgan Stanley; 2) payment of termination benefits of $25.1 million to seven employees in accordance with employment contracts; and 3) recording of a $9.5 million charge due to the acceleration of vesting of certain stock options and restricted stock grants previously awarded to certain employees. In addition, R&B Falcon contributed its inland marine support vessel business, consisting primarily of shallow water tugs, crewboats and utility barges, to Delta Towing Holdings, LLC ("Delta Towing"). In connection with this contribution, R&B Falcon received secured contingent notes totaling $144.0 million and a 25 percent ownership interest in Delta Towing. R&B Falcon recorded a pre-tax charge of $64.0 million, which is included in operating and maintenance expense, as a reserve against the contingent notes in January 2001. The remaining 75 percent ownership interest is beneficially owned by unrelated third parties.

HOW  WE  PREPARED  THE  UNAUDITED  PRO  FORMA  FINANCIAL  INFORMATION

     The balance sheet data assumes the sale of the Drilling Units was completed on June 30, 2001. The operating results data for the year ended December 31, 2000 and the six months ended June 30, 2001 assume the merger with TSF and the sale of the Drilling Units were completed on January 1, 2000. Certain reclassifications have been made to prior periods to conform with the current period's presentation.

     If R&B Falcon had merged with TSF and completed the sale of the Drilling Units on the dates assumed in the pro forma condensed consolidated financial statements, R&B Falcon might have performed differently. You should not rely on the pro forma condensed consolidated financial information as an indication of the financial position or results of operations that R&B Falcon would have achieved had the merger and sale of the Drilling Units taken place earlier or of the future financial position or results of operations that R&B Falcon will achieve after the merger and sale of the Drilling Units.

                           R&B FALCON CORPORATION AND SUBSIDIARIES
                  UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                     AS OF JUNE 30, 2001
                                       ($ IN MILLIONS)


                                                               PRO FORMA
                                                                SALE OF
                                                             DRILLING UNITS
                                                HISTORICAL   ADJUSTMENTS (2)    PRO FORMA
                                               ------------  ----------------  -----------
Cash and Cash Equivalents                      $      44.5   $             -   $     44.5
Accounts Receivable                                  337.4                 -        337.4
Receivable from Related Parties                       38.8                 -         38.8
Materials and Supplies                                63.3                 -         63.3
Other Current Assets                                  34.0                 -         34.0
                                               ------------  ----------------  -----------
    Total Current Assets                             518.0                 -        518.0
                                               ------------  ----------------  -----------

Property and Equipment                             4,143.5          (1,691.5)     2,452.0
Less Accumulated Depreciation                        106.9             (19.8)        87.1
                                               ------------  ----------------  -----------
    Property and Equipment, net                    4,036.6          (1,671.7)     2,364.9
                                               ------------  ----------------  -----------

Goodwill, net                                      5,516.5                 -      5,516.5
Investments in and Advances to Joint Ventures         36.2                 -         36.2
Assets Held for Sale                                 121.7                 -        121.7
Receivable from Related Parties                          -             425.0        425.0
Other Assets                                         131.5                 -        131.5
                                               ------------  ----------------  -----------
    Total Assets                               $  10,360.5   $      (1,246.7)  $  9,113.8
                                               ============  ================  ===========


Accounts Payable                               $      65.4   $             -   $     65.4
Accrued Income Taxes                                  36.4                 -         36.4
Debt Due Within One Year                              37.2                 -         37.2
Payable to Related Parties                            77.5                 -         77.5
Other Current Liabilities                            129.2                 -        129.2
                                               ------------  ----------------  -----------
    Total Current Liabilities                        345.7                 -        345.7
                                               ------------  ----------------  -----------

Long-Term Debt                                     1,744.8                 -      1,744.8
Long-Term Advances from Related Party              1,346.6          (1,190.0)       156.6
Deferred Income Taxes                                138.6             (19.8)       118.8
Other Long-Term Liabilities                           50.5                 -         50.5
                                               ------------  ----------------  -----------
    Total Long-Term Liabilities                    3,280.5          (1,209.8)     2,070.7
                                               ------------  ----------------  -----------

Minority Interest                                    101.3                 -        101.3
                                               ------------  ----------------  -----------

Common Stock                                             -                 -            -
Additional Paid-in Capital                         6,828.6                 -      6,828.6
Accumulated Deficit                                 (195.6)            (36.9)      (232.5)
                                               ------------  ----------------  -----------
  Total Shareholders' Equity                       6,633.0             (36.9)     6,596.1
                                               ------------  ----------------  -----------
  Total Liabilities and Shareholders' Equity   $  10,360.5   $      (1,246.7)  $  9,113.8
                                               ============  ================  ===========


   See Notes to the R&B Falcon Corporation and Subsidiaries Unaudited Condensed
                  Consolidated Pro Forma Financial Statements

                                            R&B FALCON CORPORATION AND SUBSIDIARIES
                              UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                            FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                        ($ IN MILLIONS)

                                                                                                    PRO FORMA
                                                                PRO FORMA                            SALE OF
                                                                  MERGER                         DRILLING UNITS
                                                HISTORICAL   ADJUSTMENTS (1)          SUBTOTAL   ADJUSTMENTS (3)    PRO FORMA
                                               ------------  ----------------        ----------  ----------------  -----------
Operating Revenues                             $     713.0   $          (2.7)  (1a)  $   710.3   $             -   $    710.3
                                               ------------  ----------------        ----------  ----------------  -----------

Costs and Expenses
  Operating and maintenance                          477.6             (66.2)  (1b)      411.4              72.9        484.3
  Depreciation  and amortization                     183.4              15.9   (1c)      199.3             (26.7)       172.6
  General and administrative                          64.6             (58.0)  (1d)        6.6                 -          6.6
                                               ------------  ----------------        ----------  ----------------  -----------
                                                     725.6            (108.3)            617.3              46.2        663.5

Loss on Sale of Assets                                (1.5)                -              (1.5)                -         (1.5)
                                               ------------  ----------------        ----------  ----------------  -----------

Operating Income                                     (14.1)            105.6              91.5             (46.2)        45.3

Other Expense, net                                   (84.6)              4.5   (1f)      (80.1)             40.3        (39.8)
                                               ------------  ----------------        ----------  ----------------  -----------

Income From Continuing Operations Before Taxes,
  Minority Interest and Extraoridinary Item          (98.7)            110.1              11.4              (5.9)         5.5

Income Tax Expense                                    (1.4)             32.5   (1g)       31.1              (2.1)        29.0
Minority Interest in Income                            0.1                 -               0.1                 -          0.1
                                               ------------  ----------------        ----------  ----------------  -----------

Loss Before Extraordinary Item                       (97.4)             77.6             (19.8)             (3.8)       (23.6)

Loss on Extraordinary Item, net of tax               (17.3)                -             (17.3)                -        (17.3)

                                               ------------  ----------------        ----------  ----------------  -----------
Net Loss                                       $    (114.7)  $          77.6         $   (37.1)  $          (3.8)  $    (40.9)
                                               ============  ================        ==========  ================  ===========


   See Notes to the R&B Falcon Corporation and Subsidiaries Unaudited Condensed
                  Consolidated Pro Forma Financial Statements

                                           R&B FALCON CORPORATION AND SUBSIDIARIES
                                    UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 2000
                                                       ($ IN MILLIONS)


                                                                                                  PRO FORMA
                                                              PRO FORMA                            SALE OF
                                                                MERGER                         DRILLING UNITS
                                               HISTORICAL   ADJUSTMENT (1)          SUBTOTAL   ADJUSTMENTS (3)    PRO FORMA
                                              ------------  ---------------        ----------  ----------------  -----------
Operating Revenues                            $   1,089.2   $        (31.4)  (1a)  $ 1,057.8   $             -   $  1,057.8

Costs and Expenses
  Operating and maintenance                         836.7            (25.8)  (1b)      810.9              87.3        898.2
  Depreciation and amortization                     189.9            218.1   (1c)      408.0             (40.5)       367.5
  General and administrative                         29.3             (9.5)  (1d)       19.8                 -         19.8
  Merger Expenses                                     6.1             (6.1)  (1e)          -                 -            -
                                              ------------  ---------------        ----------  ----------------  -----------
                                                  1,062.0            176.7           1,238.7              46.8      1,285.5

Gain from Sale of Assets                            176.8                -             176.8                 -        176.8
                                              ------------  ---------------        ----------  ----------------  -----------

Operating Loss                                      204.0           (208.1)             (4.1)            (46.8)       (50.9)

Other Expense, net                                 (184.5)            56.3   (1f)     (128.2)             80.6        (47.6)
                                              ------------  ---------------        ----------  ----------------  -----------

Loss Before Income Taxes, Minority
  Interest                                           19.5           (151.8)           (132.3)             33.8        (98.5)

Income Tax Expense (Benefit)                         48.8             (7.8)  (1g)       41.0              11.8         52.8
Minority Interest in Income                          28.7                -              28.7                 -         28.7
                                              ------------  ---------------        ----------  ----------------  -----------

Net Loss                                            (58.0)          (144.0)           (202.0)             22.0       (180.0)

Preferred Stock Dividends, Accretion and
  Tender Offer Premium                              206.8                0             206.8                 -        206.8
                                              ------------  ---------------        ----------  ----------------  -----------

Net Loss Applicable to Common Shareholders    $    (264.8)  $       (144.0)        $  (408.8)  $          22.0   $   (386.8)
                                              ============  ===============        ==========  ================  ===========


   See Notes to the R&B Falcon Corporation and Subsidiaries Unaudited Condensed
                  Consolidated Pro Forma Financial Statements

                     R&B FALCON CORPORATION AND SUBSIDIARIES
                    NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

                              (amounts in millions)

(1) A summary of the pro forma adjustments to effect the merger and to eliminate the results of operations of R&B Falcon's inland marine support vessel business which was disposed of in connection with the closing of the merger is as follows:

     (a) Operating revenues -- Represents the results of operations of R&B Falcon's inland marine support vessel business.

     (b) Operating and maintenance -- Represents the results of operations of R&B Falcon's inland marine support vessel business.

     (c) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

                                                            December    June 30,
                                                            31, 2000      2001
                                                           ----------  ----------
Additional  depreciation  resulting from the adjustment
   to fair value of R&B Falcon's property and equipment
   and  conforming  depreciable  lives  and                $    93.6   $     5.4
   salvage values
Amortization  of  goodwill  resulting  from  the merger
   over a 40-year estimated life                               134.6        11.4
Elimination of the results of operations of R&B Falcon's
   inland marine support vessel business                       (10.1)       (0.9)
                                                           ----------  ----------
Total  pro  forma  adjustment  to  depreciation  and
   amortization                                            $   218.1   $    15.9
                                                           ==========  ==========

     (d) General and administrative -- Represents adjustments resulting from the fair value adjustments of R&B Falcon's defined benefit pension plans, other post retirement benefit plans and the early vesting of restricted stock and the elimination of the results of operations of R&B Falcon's inland marine support vessel business.

     (e) Merger costs -- Represents adjustments to merger costs incurred by R&B Falcon in 2000.

     (f) Other income (expense), net -- A reconciliation of the pro forma adjustment to other income (expense), net is as follows:

                                                                  December   June 30,
                                                                  31, 2000     2001
                                                                  ---------  --------
          Adjustment to interest expense resulting from the fair
             value adjustment of R&B Falcon's fixed rate debt     $    54.8  $    4.5
          Elimination of R&B Falcon's inland marine support
             vessel business                                            1.5         -
                                                                  ---------  --------
          Total pro forma adjustment to other income              $    56.3  $    4.5
                                                                  =========  ========

     (g) Income tax expense -- Represents the incremental effect on U.S. income taxes related to pro forma adjustments and the elimination of the results of operations of R&B Falcon's inland marine support vessel business. The amortization of goodwill is assumed to be nondeductible for tax purposes.

(2) Represents the pro forma adjustments needed to reflect the disposition of the Drilling Units and the related reduction of debt and receipt of promissory notes.

(3) Represents the pro forma increase in charter hire expense, reduction in depreciation expense, reduction in operating expense, reduction in interest expense and related income tax effect resulting from the disposition and subsequent charter of the Drilling Units.


     (c)  EXHIBITS

     2.1 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon Drilling Co. and the Buyer relating to the Jack Bates.

     2.2 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon and the Buyer relating to the Deepwater Millenium.

     2.3 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon and the Buyer relating to the Deepwater Expedition.

     2.4 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon and the Buyer relating to the Peregrine I.

     2.5 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon Drilling Co. and the Buyer relating to the Deepwater Horizon.

     2.6 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon Drilling Co. and the Buyer relating to the C. Kirk Rhein.

     2.7 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon and the Buyer relating to the Falcon 100.

     2.8 Drilling Rig Sales Agreement dated as of August 17, 2001 between R&B Falcon and the Buyer relating to the Deepwater Navigator.

     2.9 Drilling Rig Sales Agreement dated as of August 19, 2001 between R&B Falcon and the Buyer relating to the Deepwater Discovery.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            R&B  FALCON  CORPORATION



Date:  August 31, 2001                      By:  /s/  Eric B. Brown
                                               ---------------------------------
                                            Name:  Eric B. Brown
                                            Title:  Vice President

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